Exhibit 10.1

FIRST AMENDMENT TO THE

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

Dated as of June 5, 2024

This First Amendment to the Business Combination Agreement and Plan of Reorganization, (this “Amendment”), is made and entered into as of the date first set forth above (the “Amendment Date”) by and among ROTH CH ACQUISITION V CO., a Delaware corporation (“Roth”), ROTH CH V MERGER SUB CORP., a Delaware corporation (“Merger Sub”), and New Era Helium Corp., a Nevada corporation (the “Company”). Each of Roth, Merger Sub and the Company may be referred to in this Agreement as a “Party,” or collectively as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024, (as may be amended, modified or supplemented from time to time, the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to amend the Business Combination Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

2.	Amendments. Pursuant to the provisions of Section 9.04 of the Business Combination Agreement, the following sections of the Business Combination Agreement are hereby amended and restated in their entirety to provide as follows:

(a)	Exhibit D in the index is amended to read “Form of Amended and Restated Certificate of Holdings.”

(b)	Exhibit E in the index is amended to read “Form of Bylaws of Holdings.”

(c)	Preliminary Statement C is amended to read as follows:

Upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and the Delaware General Corporation Law (“DGCL”), Roth and the Company will enter into a business combination transaction pursuant to which Roth will merge (the “Initial Merger”) with and into a newly formed Nevada corporation named Roth CH V Holdings, Inc. (“Holdings”) which is a wholly owned subsidiary of Roth and Holdings will be the survivor of the Initial Merger. Upon the formation of Holdings, it shall sign a joinder and become a party to this Agreement. Immediately subsequent to the Initial Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Roth.

(d)	Section 1.01, the definition of “Roth Certificate of Incorporation” is amended as follows:

“Roth Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Roth dated November 30, 2021, as subsequently amended from time to time and, after the Initial Merger shall mean the Amended and Restated Certificate of Incorporation of Holdings as set forth on Exhibit D.

(e)	Section 1.01, the definition of “Roth Common Stock” is amended as follows:

“Roth Common Stock” means Roth’s common stock, par value $0.0001 per share and after the Initial Merger, Holdings’ common stock, par value $0.0001 per share.

(f)	Section 2.01 is amended to ready as follows: Section 2.01 The Merger.

(a)    Initial Merger. Subject to receipt of the approval for the Roth Proposals, immediately prior to the Closing, Roth shall cause the Initial Merger to occur, including by (i) filing with the Secretarys of State of the State of Delaware and Nevada a Certificate of Merger, in form and substance reasonably acceptable to Roth and the Company and (ii) filing with the Secretary of State of the State of Nevada the Amended and Restated Certificate of Incorporation of Holdings, in substantially the form attached as Exhibit D to this Agreement (with such changes as may be agreed in writing by Roth and the Company). In accordance with applicable Law, the Initial Certificate of Merger shall provide that at the effective time of the Initial Merger, by virtue of the Initial Merger, and without any action on the part of any Roth Stockholder: (i) each then issued and outstanding share of common stock of Roth shall convert automatically into one share of common stock of Holdings; (ii) each then issued and outstanding Roth Warrant shall convert automatically into one warrant to acquire one share of common stock, par value $0.0001 per share, of Holdings, and (iii) each then issued and outstanding Roth Unit shall separate and convert automatically into one share of common stock of Holdings and, one-half of one redeemable Warrant of Holdings. After the Initial Merger, all references to Roth herein shall mean Holdings.

(b)  Merger between Merger Sub and the Company. Upon the terms and subject to the conditions set forth in Article VIII [CONDITIONS TO THE MERGER], and in accordance with the NRS and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

(g)	Section 2.04(c) is amended to read as follows:

(c) At the Closing, Roth shall amend and restate, effective as of the Effective Time, the Holdings Certificate of Incorporation to be as set forth on Exhibit D.

(h)	Section 2.04(d) is amended to read as follows:

(d)  At the Closing, Roth shall amend and restate, effective as of the Effective Time, the bylaws of Holdings to be as set forth on Exhibit E.

(i)	Section 7.01(a)(i) is amended to read as follows:

(i)	approval and adoption of this Agreement, the Initial Merger, and the Merger,

(j)	Section 7.01(a)(iii) is amended to read as follows:

(iii)	the amended and restated Certificate of Incorporation of Holdings as set forth on Exhibit D

(k)	Section 9.01(b) is hereby amended to read as follows:

“by either Roth or the Company if the Effective Time shall not have occurred prior to the date that is 270 days after the date of this Agreement (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) (Termination) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in this Agreement and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII (CONDITIONS TO THE MERGER) on or prior to the Outside Date; or”

(l)	Section 8.02(i), entitled “Project Financing,” is hereby deleted in its entirety and replaced with “Reserved.”

(m)	Section 8.02(j), entitled “Conversion of Indebtedness,” is hereby deleted in its entirety and replaced with “Reserved.”

3.	Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Business Combination Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Business Combination Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Business Combination Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

4.	Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer

ROTH CH V MERGER SUB CORP.

By:	/s/ John Lipman
Name:	John Lipman
Title:	President

NEW ERA HELIUM CORP.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement and Plan of Reorganization]